J. S. OSBORN, P.C.
                           CERTIFIED PUBLIC ACCOUNTANT
                         17430 CAMPBELL ROAD, SUITE 114
                               DALLAS, TEXAS 75252
                          972-735-0033 Fax 972-735-0035
                               Josborn@jsocpa.com

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                                 April 13, 2002



Ms. Terri Wonderly
Online Processing, Inc.
2027 Enchanted Lane
Lancaster, Texas 75146

RE:      Online Processing, Inc.
         Amended Form SB-1
         Comment Letter

Dear Ms. Wonderly:

This letter shall serve to evidence my consent to being named in the prospectus for the referenced Corporation's captioned registration statement as the certified public accountant for the Corporation in connection with the offering described therein. This letter shall also serve as my consent to the inclusion of my opinion dated March 25, 2002 on the financial statements of the Corporation as of December 31, 2001 as a part of that registration statement and to my being named in the "Experts" section of the registration statement as an expert in accounting and auditing.

Please advise me if I may be of any further service in this respect.

                                   Sincerely,


                              /s/  John S. Osborn
                                   --------------
                                   John S. Osborn

JSO/dcj